EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

China TransInfo Technology Corp.
9th Floor, Vision Building
No. 39 Xueyuanlu, Haidian District
Beijing, China 100191

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333 -153153 and No. 333 -162689) and Form S-8 (No. 333-159777) of our report dated March 30, 2012, relating to the consolidated financial statements of China TransInfo Technology Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

BDO China Shu Lun Pan Certified Public Accountants LLP
Shenzhen, P.R. China
March 30, 2012